UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 6, 2010 (April 30, 2010)

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550, McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 30, 2010, Lightbridge Corporation (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected five directors and ratified the appointment of  Child, Van Wagoner & Bradshaw PLLC as the Company’s independent accountants for fiscal year ended December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Seth Grae to the Company’s Board of Directors	1,486,101	43,193	-	-	5,663,737
Election of Thomas Graham, Jr. to the Company’s Board of Directors	1,481,302	47,992	-	-	5,663,737
Election of Victor Alessi to the Company’s Board of Directors	1,487,084	42,210	-	-	5,663,737
Election of Jack Ladd to the Company’s Board of Directors	1,486,540	42,754	-	-	5,663,737
Election of Daniel Magraw to the Company’s Board of Directors	1,488,674	40,620	-	-	5,663,737
Ratification of the appointment of Child, Van Wagoner & Bradshaw PLLC as the Company’s independent accountants for fiscal year ended December 31, 2010	7,131,240	-	39,520	22,271	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Date: May 6, 2010

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer